UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 12, 2007

Brooke Corporation

(Exact name of registrant as specified in its charter)

Kansas	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 661-0123

Registrant’s telephone number, including area code

                                                     None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Due to an accounting error, Brooke Corporation will restate the presentation of its cash flow statements to record activity on securitization-related bank lines of credit as financing activities instead of operating activities. See Item 8.01 below for a complete discussion of this restatement, which is incorporated herein by reference.

Item 8.01 Other Events

Brooke Corporation (the “Company”) will restate the presentation of its cash flow statements to record activity on securitization-related bank lines of credit as financing activities instead of operating activities. Correction of this accounting error results in no changes in net cash flows, net income, assets, liabilities, retained earnings, or earnings per share. The Company discovered this accounting error during a review of the financial statements of Brooke Corporation’s finance company subsidiary by the staff of the Securities and Exchange Commission in conjunction with the proposed merger of the subsidiary with Oakmont Acquisition Corp.

Advances on the Company’s securitization-related bank lines of credit are restricted to the purpose of funding loans originated by our finance company subsidiary in anticipation of securitization. As such, the Company had previously considered advances on these bank lines of credit as a source of cash from operating activities because the funding of the underlying loans is considered a use of cash from operating activities and because securitization of the underlying loans is expected within a relatively short period of time. However, during the course of discussions with the staff of the Securities and Exchange Commission, the Company determined that advances on these bank lines of credit are a source of cash from financing activities and proceeds do not become a source of cash from operating activities (and thereby offset the use of operating cash to fund loans) until securitized.

To reflect the recharacterization of the above activity as financing activities, the following restatements will be made to the Company’s cash flow statements for fiscal years 2006, 2005 and 2004 and the first quarter of 2007.

Cash flows from Operating Activities	Quarter Ended 3/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Operating cash flows as previously reported	$25,179,000	$(6,715,000)	$(3,720,000)	$5,804,000
Increase (decrease) in change in other liabilities	68,233,000	(77,961,000)	18,014,000	(24,092,000)

Operating cash flows as restated	93,412,000	(84,676,000)	14,294,000	(18,288,000)

Cash flows from Financing Activities
Financing cash flows as previously reported	7,602,000	40,599,000	16,165,000	1,970,000
Increase in loan proceeds from long-term debt	15,285,000	136,203,000	59,763,000	24,092,000
Increase (decrease) in payments on long-term debt	(83,518,000)	(58,242,000)	(77,777,000)	—

Financing cash flows as restated	$(60,631,000)	$118,560,000	$(1,849,000)	$26,062,000

The Company intends to file amendments to its applicable periodic reports as soon as is practicable to reflect this presentation of cash flows.

The information in this Item 8.01 is filed pursuant to Item 8.01 and shall be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, which incorporates filings by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Anita F. Larson
Anita F. Larson President and Chief Operating Officer
Date: July 12, 2007

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